Exhibit 10.79

                           Amendment Number Two

  To That Certain Agreement by and between Carrington Laboratories, Inc., and Carrington Laboratories Belgium, N.V. and CSC Pharmaceuticals
                      HandelsGmbhH., Vienna, Austria

       This attachment amends and revises that certain Sales Distribution Agreement dated April 17, 1998, by and between Carrington Laboratories, Inc., and Carrington Laboratories Belgium N.V. (together hereinafter referred to as "Carrington") and CSC Pharmaceuticals HandelsGmbH., Vienna, Austria ("CSC").

       Article 7.     Trademarks

            7.5.a.    In the  event Carrington  in  the five-  (5-)  year
                 period after the termination of this Agreement distributes the Products in the Territory under the Trademarks registered by CSC (RADIADERMA AND DIABDERMA), directly or through an Affiliate Company or a Distributor other than CSC, Carrington shall pay CSC, as consideration for the goodwill created by CSC, a sum corresponding to the average of the invoiced amount of the Products made by CSC in the Territory during the three- (3-) year period before the termination of this Agreement.

            7.5.b.    In the event CSC, during the term of this  contract
                 or subsequent renewals of this contract, breaches the contract and replaces Carrington as the developer and manufacturer of the finished products sold under the trademarks Radiaderma and Diabderma and registered by CSC, CSC shall pay Carrington as consideration for the research, composition of matter development and clinical
                 efforts  to  support  the   original  products,  a   sum
                 corresponding to the average of the invoiced amount of the products sold by CSC in the territory during the
                 three  (3)  year  period   before  the  replacement   of
                 Carrington produced products.
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       This Amendment shall become effective  upon its execution by  both parties.

       All other terms and conditions of the Agreement remain unchanged.


                           AGREED AND ACCEPTED BY:

 CARRINGTON LABORATORIES, INC.           CARRINGTON LABORATORIES BELGIUM N.V.

 /s/ Carlton E. Turner                   /s/ Carlton E. Turner
 ---------------------                   ---------------------
 Name:  Carlton E. Turner, Ph.D., D.Sc.  Name: Carlton E. Turner, Ph.D., D.Sc.
 Title: President & CEO                  Title: President & CEO



 CSC PHARMACEUTICALS, HANDELSGMBH        DATE:   February 14, 2000

 /s/ Dr. Yervant Zarmanian
 -------------------------
 Name:  Dr. Yervant Zarmanian
 Title: CEO